UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2016, the Board of Directors of Bruker Corporation (the “Company”) appointed Mr. Anthony L. Mattacchione to serve as the Company’s Chief Financial Officer, effective immediately. Mr. Mattacchione has served since June 2015 as the Company’s Senior Vice President and Interim Chief Financial Officer. Mr. Mattacchione joined the Company in February 2013 as Senior Vice President, Finance & Accounting, with responsibility for the Company’s global finance and accounting functions, including financial planning & analysis, corporate accounting, treasury, tax, shared financial services, internal controls and audit and global ERP business processes.  Prior to joining the Company, Mr. Mattacchione served as Chief Financial Officer of EMD Millipore Corporation, a subsidiary of Merck KGaA, and as Vice President, Controller and Chief Accounting Officer of Millipore Corporation.

In connection with his appointment as Chief Financial Officer, Mr. Mattacchione’s base salary will be increased from $351,900 to $418,000. He will continue to be eligible to participate in the Company’s cash and equity incentive plans, and for 2016 will be eligible to receive an annual cash incentive bonus based on a target level of $271,700, subject to performance conditions to be established by the Compensation Committee of the Company’s Board of Directors.  Also in connection with this appointment, the Compensation Committee approved equity incentive awards to Mr. Mattacchione valued at $650,000, effective as of February 18, 2016, pursuant to the Company’s 2010 Incentive Compensation Plan. The awards granted consist of options to purchase 34,486 shares of common stock of the Company and 13,103 shares of restricted common stock, in each case subject to a four-year vesting period in approximately equal annual increments, commencing February 18, 2017.

There are no other arrangements or understandings between Mr. Mattacchione and any other persons pursuant to which he was selected as the Company’s Chief Financial Officer and there are no transactions involving the Company and Mr. Mattacchione that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Mr. Mattacchione’s appointment  is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

On February 22, 2016, the Company announced the establishment of a dividend policy and the declaration by its Board of Directors of an initial quarterly cash dividend in the amount of $0.04 per share of the Company’s issued and outstanding common stock.  The dividend will be paid on March 24, 2016 to stockholders of record as of March 4, 2016.

Under the dividend policy, the Company will target a cash dividend to the Company’s stockholders in the amount of $0.16 per share per annum, payable in equal quarterly installments. Subsequent dividend declarations and the establishment of record and payment dates for such future dividend payments, if any, are subject to the Board of Directors’ continuing determination that the dividend policy is in the best interests of the Company’s stockholders.  The dividend policy may be suspended or cancelled at the discretion of the Board of Directors at any time.

A copy of the Company’s press release announcing approval of the dividend policy and declaration of the initial dividend payment is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, including, but not limited to, statements regarding the expected future level and timing of any dividend payments and the Company’s commitment to paying dividends at any level in the future. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual future results and/or events may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s Form 10-K for the year ended December 31, 2014 and its other filings with the Securities and Exchange Commission, a change in the Company’s dividend policy by the Company’s Board of Directors (which has the ability in its sole discretion to increase, decrease or eliminate entirely the Company’s dividend at any time)  and unanticipated material payment obligations incurred by the Company that decrease the Company’s willingness or ability to pay dividends at the anticipated level and timing, or at all. These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. The Company expressly disclaims any obligation to update or revise these forward-looking statements, except as otherwise specifically stated by the Company or as required by law or regulation.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Number
99.1	Press release entitled “Bruker Corporation Appoints Anthony Mattacchione as Chief Financial Officer” dated February 22, 2016.
99.2	Press release entitled “Bruker Announces Initiation of Quarterly Dividend” dated February 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: February 22, 2016	By:	/s/Anthony L. Mattacchione
Anthony L. Mattacchione
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Name
99.1	Press release entitled “Bruker Corporation Appoints Anthony Mattacchione as Chief Financial Officer” dated February 22, 2016.
99.2	Press release entitled “Bruker Announces Initiation of Quarterly Dividend” dated February 22, 2016.